Exhibit 10.3
REAFFIRMATION OF GUARANTY
          THIS REAFFIRMATION OF GUARANTY (this “Reaffirmation”) is made as of August 7, 2009 and entered into by MARTHA STEWART LIVING OMNIMEDIA, INC., a Delaware corporation (“Parent Guarantor”), and each of its subsidiaries listed on the signature pages to this Reaffirmation (together with Parent Guarantor, the “Guarantors”). Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to such terms in the Amended and Restated Loan Agreement (as defined below).
W I T N E S S E T H:
          WHEREAS, MSLO Emeril Acquisition Sub LLC, a Delaware limited liability company (the “Borrower”), Parent Guarantor and Bank of America, N.A. (the “Bank”) entered into that certain Loan Agreement dated as of April 4, 2008 (the “Existing Loan Agreement”);
          WHEREAS, in connection with the Existing Loan Agreement, each of the Guarantors executed and delivered a Continuing and Unconditional Guaranty dated April 4, 2008 (the “Guaranty”);
          WHEREAS, the Existing Loan Agreement is being amended and restated by the Amended and Restated Loan Agreement dated as of August 7, 2009 (the “Amended and Restated Loan Agreement”); and
          WHEREAS, as a condition precedent to the effectiveness of the Amended Loan Agreement, the Lenders have required that each Guarantor enter into this Reaffirmation to ratify and reaffirm its obligations under the Guaranty.
          NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
     Section 1. Reaffirmation of Guaranty.
               (a) Each Guarantor hereby acknowledges receipt of a copy of the Amended and Restated Loan Agreement and consents to the execution and delivery of the Amended and Restated Loan Agreement by the Borrower and Parent Guarantor and all other agreements, instruments and other documents executed in connection therewith. In connection with the execution and delivery of the Amended and Restated Loan Agreement and the Security Agreement Amendment, each Guarantor hereby acknowledges and agrees that (i) the Guaranty remains and will remain in full force and effect during the term of the Amended and Restated Loan Agreement (including any further renewals, amendments, restatements, supplements or other modifications of the Amended and Restated Loan Agreement made from time to time) or, if later, so long as any of the Obligations under the Amended and Restated Loan Agreement remain outstanding and (ii) ratifies and reaffirms all of its obligations, contingent or otherwise, under the Guaranty.
     Section 2. No Consent Required. Each Guarantor, other than Parent Guarantor, acknowledges and agrees that (i) notwithstanding any consent granted by it under this Reaffirmation, such Guarantor is not required by the terms of the Existing Loan Agreement or any other Loan Document to consent to the amendments contemplated under the Amended and Restated Loan Agreement and the Security Agreement Amendment and (ii) nothing in the Existing Loan Agreement, the Security Agreement Amendment or any other Loan Document shall be deemed to require the consent of such Guarantor to any future amendments to any of the Existing Loan Agreement or the Amended and Restated Loan Agreement.
     Section 3. Further Assurances. Each Guarantor hereby agrees from time to time, as and when requested by the Agent, to execute and deliver or cause to be executed and delivered all such documents, instruments and agreements, and to take or cause to be taken such further or other actions, as the Agent may deem necessary in order to carry out the intent and purposes of this Master Reaffirmation and the Loan Documents.
     Section 4. Release. In consideration of the agreements of the Bank contained in the Amended and Restated Loan Agreement and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each of the Guarantors, on behalf of itself and its successors, assigns and other legal representatives, hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges the Bank (in its individual capacity and in its capacity as Collateral Agent) and its successors and assigns, and its present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (the Bank and all such other Persons being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever of every name and nature, known or unknown, both at law and in equity, such Guarantor, or any of its successors, assigns or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the day and date of this Agreement for or on account of, or in relation to, or in any way in connection with any of the Existing Loan Agreement, any of the other Loan Documents or any transactions thereunder or related thereto.
     Section 5. Successors and Assigns. This Reaffirmation shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and permitted assigns.
     Section 6. Counterparts. This Reaffirmation may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.
     Section 7. Headings. Section headings herein are included for convenience of reference only and shall not constitute a part of this Reaffirmation for any other purpose.
     Section 8. Governing Law. This Reaffirmation shall be governed by, and construed in accordance with, the laws of the State of New York.
     Section 9. Reaffirmation as Loan Document. Each of the Guarantors hereby acknowledges and agrees that this Reaffirmation constitutes a “Loan Document.”
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          IN WITNESS WHEREOF, this Reaffirmation has been duly executed as of the day and year first above written.

MARTHA STEWART LIVING OMNIMEDIA, INC.
By:	/s/ Charles Koppelman
	Name:	Charles Koppelman
	Title:	Principal Executive Officer

MSO IP HOLDINGS, INC.
By:	/s/ Charles Koppelman
	Name:	Charles Koppelman
	Title:	President

MARTHA STEWART, INC.
By:	/s/ Charles Koppelman
	Name:	Charles Koppelman
	Title:	President

BODY AND SOUL OMNIMEDIA, INC.
By:	/s/ Charles Koppelman
	Name:	Charles Koppelman
	Title:	President

MSLO PRODUCTIONS, INC.
By:	/s/ Charles Koppelman
	Name:	Charles Koppelman
	Title:	President

[Signature page to Reaffirmation of Guaranty]

MSLO PRODUCTIONS – HOME, INC.
By:	/s/ Charles Koppelman
	Name:	Charles Koppelman
	Title:	President

MSLO PRODUCTIONS – EDF, INC.
By:	/s/ Charles Koppelman
	Name:	Charles Koppelman
	Title:	President

FLOUR PRODUCTIONS, INC.
By:	/s/ Charles Koppelman
	Name:	Charles Koppelman
	Title:	President

[Signature page to Reaffirmation of Guaranty]